UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Commission File No. 001-34222

EFT BIOTECH HOLDINGS, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	20-1211204 (I.R.S. Employer Identification No.)

929 Radecki Court City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (626) 581-0388

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
Fax: (732) 530-9008
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, Sharon Tang resigned from her position as the Chief Financial Officer of the EFT BioTech Holdings, Inc., a Nevada corporation (the “Company”).

On February 3, 2010, Ms. Angy C. Chin was appointed as the Acting Chief Financial Officer of the Company.

Business Background

From  2008 to prior to joining the Company, Angy C. Chin, 40 years old, served as the Chief Financial Officer of The Coffee Bean & Tea Leaf in Los Angeles, California. From 2006 to 2007, Ms. Chin served as the Executive Vice President, Chief Financial Officer and Acting President of the Clipper Corporation in Carson, California.  From 2004 to 2006, Ms. Chin was the Senior Vice President, Chief Financial Officer and Acting Chief Executive Officer of Robeck’s Corporation in Manhattan Beach, California.

Transactions with Related Persons

There are no transactions which need to be reported under Item 5.02(c)(2) of Form 8-K and Rule 404(a) of Regulation S-K.

Material Plan, Arrangement or Contract

 Ms. Chin is not a party to any material plan, contract or arrangement (whether or not written) required to be disclosed under Item 5.02(c)(3) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFT BIOTECH HOLDINGS, INC.

Date: February 5, 2010	By:	/s/ JACK JIE QIN
Name: Jack Jie Qin
Title: Chief Executive Officer
(Principal Executive Officer)